Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-208314) of our report dated March 15, 2016 with respect to the audited consolidated financial statements of Opexa Therapeutics, Inc. as of December 31, 2015 and 2014 and for the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

Houston, Texas

March 15, 2016